Exhibit 10.14

Product Promotion Cooperation Agreement

Party A: Shenzhen Bestman Precision Instrument Co., Ltd

Party B: Peixian New Vision Marketing Planning center

Shenzhen Bestman Precision Instrument Co., Ltd (hereinafter referred to as Party A) and Peixian New Vision Marketing Planning Center (hereinafter referred to as Party B) after friendly negotiation, based on the principle of mutual benefit and common development, and in accordance with the relevant provisions of the contract law of the people's Republic of China, both parties have reached an agreement on strengthening strategic cooperation and Party A authorizes Party B to market Party A's products such as ultrasonic Doppler fetal heart sound instrument. The contents of the agreement are as follows:

I. Cooperation purpose.

Party B shall provide professional marketing services for Party A's products in the agreed area, and through various professional publicity and promotion activities, transmit information such as the application situation and product characteristics of the products, so that customers can know more about the products and the channels for purchasing them, and promote product sales; Organize the user feedback survey of products; Conduct specific and in-depth market research, so that Party A can accurately understand and track the market demand, thereby adjusting the R&D and business direction, and realizing good business and social benefits.

II. The way of cooperation

2.1 Party B is the strategic partner of Party A;

2.2 Party B conducts product market survey for Party A;

2.3 Party A authorizes Party B to represent the marketing activities of Party A's products specified in the agreement;

2.4 Party B shall organize and implement the user feedback survey of Party A's products specified in the agreement;

2.5 Party A and Party B are independent legal subjects, accounting independently, being responsible for profits and losses, paying taxes according to law, and independently bearing civil liabilities.

III. Rights and obligations of Party A.

3.1 Rights of Party A.

3.2.1 In order to ensure the effective development of the promotion activities, Party A has the right to know the status of all the personnel engaged in the promotion services of Party B;

3.1 obligations of party a

3.2.2 Put forward opinions and suggestions on guiding and improving Party B's business activities;

3.2.3 Share macro market information with Party B, and provide necessary product knowledge and other relevant training for Party B's promotion staff;

3.2.4 Pay the promotion expenses on time according to the payment time stipulated in the agreement;

3.2.5 Party A has the responsibility to provide Party B with customer feedback questionnaires, research reports and product publicity materials;

3.2.6 Party A guarantees that the products promoted by Party B are qualified in quality. In case of product quality problems, Party A shall be responsible.

IV. Rights and obligations of Party B.

4.1 Rights of Party B

4.1.1 Enjoy the right to collect promotion fees in time according to the agreement.

4.2 obligations of party b

4.2.1 Assist Party A to conduct market research and submit the adjustment report according to the requirements of the agreement;

Maintain Party A's corporate image and product brand image in promotion activities.

4.2.3 During the cooperation period, Party B shall not promote similar products;

4.2.4 Ensure that the promotion activities are carried out in a way that conforms to national laws and regulations;

4.2.5 Guarantee the stability of the existing team members engaged in professional promotion;

4.2.6 Timely feedback the market information of the products to be promoted to Party A;

V. Duration of cooperation

5.1 The promotion cooperation period between Party A and Party B is tentatively set at 12 months;

5.2 Party B shall send a written letter of intent to Party A if it wants to renew the promotion cooperation agreement with Party A 10 days before the expiration of this agreement. If Party A agrees to renew the contract, both parties shall sign the corresponding promotion agreement.

5.3 The term of this agreement is from October 1, 2021 to September 30, 2022.

VI. Agency fees

6.1 The payment standard of agency fees will take into account various expenses incurred by Party B in providing promotional services (including marketing expenses, market research expenses, and expenses incurred in providing services such as travel and communication), and be determined according to the principle of the consistency of rights and obligations and the completion of promotional performance requirements;

6.2 The agency fee is RMB Seventy Thousand only (RMB70,000.00).

VII. Specific regulations on product promotion

7.1 Party B guarantees that it will concentrate its resources to provide professional services to Party A. During the term of the agreement, Party B will not promote the similar or similar products of any other company. If Party B (and its legal representative, or through other people or companies) promotes the similar or similar products of any other company, after verification, Party A has the right to use the operating performance bond paid by Party B as liquidated damages, ask Party B to stop product promotion, and unilaterally terminate this agreement.

VIII. The right to terminate the agreement

8.1 Under any of the following circumstances (but not limited to the following circumstances), Party A has the right to unilaterally terminate this Agreement:

8.1.1 Party B promotes similar or similar products other than those of Party A;

8.1.2 Party B commits serious illegal acts in business activities;

8.1.3 Party B fails to pay the performance bond to Party A within the time agreed in this agreement. '

8.2 The signing of this agreement is based on the understanding and recognition of the professional ability of the shareholders and legal representatives of Party B when signing the contract. Party A has the right to unilaterally terminate this agreement in case of any change in the following circumstances.

8.2.1 Party B's legal representative changes or its legal representative transfers its equity. If Party B needs to maintain the agency relationship of this agreement, it must seek the opinions of Party A and obtain the approval of Party A, otherwise Party A has the right to terminate the agency agreement;

8.2.2 Other shareholders' equity of Party B changes, and the change ratio exceeds one-fourth of the total equity of Party B during the cooperation period.

IX. Intellectual property protection

9.1 During the duration of the city agreement, Party B may use the name of Party A's product promotion agent on the premise of complying with Party A's relevant usage regulations. However, after the termination of this agreement, Party B and Party B's staff shall not disclose in any way the agency relationship that existed with Party A.

9.2 During the promotion activities, Party B shall pay attention to maintaining the brand images of Party A, and the related brand publicity shall be appropriate, true and reasonable, so as to avoid any inconsistency or even distortion with the actual situation. Party B shall comply with Party A's requirements on Party A's enterprise and brand publicity.

9.3 Party B shall not use Party A's brand name and trademark in its name and corporate publicity, unless Party A's written permission is obtained in advance.

X. Legal operation

In the process of promoting Party A's products as an agent, Party B shall abide by the law and conduct professional promotion activities in a way that complies with Chinese laws; otherwise, Party B shall bear all the responsibilities on its own. If Party B violates the regulations of legal operation, Party A has the right to terminate the cooperation with Party B..

XI. Keep business secrets.

11.1 Trade secret: any undisclosed information that either party has taken protective measures belongs to the trade secret of that party. Disclosure to a third party will

Information that is detrimental to the other party's commercial interests also belongs to the category of trade secrets. The contents of this agreement, including the fee rate and policy of Party A's authorized agent, also belong to Party A's business secret;

11.2 Confidentiality: During the validity period or after the termination of this agreement, either party shall not disclose the other party's business secrets without the consent of the other party, and shall not exceed this Association.

Scope of use of the trade secret.

XII. Independent subject

Both parties are independent legal subjects. The signing of this agreement does not mean that both parties have established any partnership. Either party continues to enjoy its civil affairs independently.

And shall not bear any joint and several liability for the other party's actions due to the signing of this agreement.

XIII. Others

13.1 Matters not mentioned herein shall be settled by both parties through friendly negotiation;

13.2 The legal representative of Party B (and other shareholders) will act as the guarantor of Party B.. The Guarantor shall be jointly and severally liable for the obligations under this Agreement;

13.3 The annexes of this agreement are an integral part of this agreement;

13.4 The agreement is made in duplicate, each with the same legal effect. Party A,

13.5 This agreement shall come into force as of the date of signature and seal by both parties.

(This page is the signature page)

Party A: Shenzhen Bestman Precision Instrument Co., Ltd	Party B: Peixian New Vision Marketing Planning Center
(affixed with corporate seal)	(affixed with corporate seal)

Signature and seal:	Signature and seal: (legal representative)
Date: September 24, 2021

Date: September 24, 2021